For Immediate Release:




COOPERATIVE BANKSHARES, INC. ANNOUNCES FIRST QUARTER DIVIDEND OF $0.05 PER SHARE, A 7.1% INCREASE OVER 2004 FOURTH QUARTER DIVIDEND


         Wilmington, N.C., March 22, 2005--Cooperative Bankshares, Inc.

(NASDAQ:"COOP"), announced that on March 22, 2005, the Board of Directors declared the 2005 first quarter dividend of $0.05 per share, a 7.1% increase over the $0.0467 paid in the fourth quarter 2004.  The fourth quarter per share data has been adjusted to reflect the 3-for-2 stock split paid on February 24,

2005.  The first quarter dividend is payable on April 15, 2005, to stockholders of record April 1, 2005.


         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank.

Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina.


                           For Additional Information
                           --------------------------
                     Frederick Willetts, III, President/ CEO
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                   Linda B. Garland, Vice President/ Secretary
                                  910-343-0181